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                       ACTIONS OF THE BOARD OF DIRECTORS

                                      OF

                      COLUMBIA/HCA HEALTHCARE CORPORATION

                         ADOPTED BY UNANIMOUS CONSENT

                                APRIL 12, 1995


     Pursuant to Section 141 of the Delaware General Corporation Law, the Board of Directors of COLUMBIA/HCA HEALTHCARE CORPORATION, a Delaware corporation ("Company"), adopts the following resolutions in lieu of a Special Meeting and consents to the corporate actions contemplated thereby:

              RESOLVED, that the Board of Directors (the "Board") deems it advisable and in the best interests of the Company for the Company to exchange (i) $1,000 principal amount of the Company's Notes due May 15, 2005 (the "New 2005 Notes") plus an amount of cash based on a fixed spread formula described in the Prospectus, as defined herein, for each $1,000 principal amount of 10 3/4% Subordinated Notes of Healthtrust, Inc -- The Hospital Company ("Healthtrust") due 2002 (the "Old 10 3/4% Notes") properly tendered, (ii) $1,000 principal amount of the Company's Notes due May 15, 2000 (the "New 2000 Notes") plus an amount of cash based on a fixed spread formula described in the Prospectus, for each $1,000 principal amount of 10 1/4% Subordinated Notes of Healthtrust due 2004 (the "Old 10 1/4% Notes") properly tendered and (iii) $1,000 principal amount of the Company's Notes due May 15, 2025 (the " New 2025 Notes") plus an amount of cash based on a fixed spread formula described in the Prospectus, for each $1,000 principal amount of 8 3/4% Subordinated Debentures of Healthtrust due 2005 (the "Old 8 3/4% Debentures") properly tendered (collectively, the "Exchange Offers"). The Old 10 3/4% Notes, Old 10 1/4% Notes and Old 8 3/4% Debentures collectively, are referred to herein as the "Old Securities;" the New 2005 Notes, New 2000 Notes and New 2025 Notes collectively, are referred to herein as the "New Securities;" and further

              RESOLVED, that, subject to the limitations set forth in these resolutions, the Board hereby authorizes the Exchange Offers on such terms and conditions as shall be determined by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Senior Vice President, the Vice President-Finance or the Treasurer (the "Authorized Officers"); and further

              RESOLVED, that the appropriate officer(s) of the Company be, and each of them hereby is, authorized in the name and on behalf of the Company, to prepare and execute, or to cause to be prepared, a registration statement on Form S-4 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act") of the Exchange Offers, with such changes therein as
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     the officers executing the same may approve, such execution to be conclusive evidence of such approval, and to prepare and execute, or to cause to be prepared, any and all amendments thereto, including post-effective amendments, and all related preliminary prospectuses, prospectuses and amendments or supplements thereto (the "Prospectus"), together with all documents required as exhibits to such Registration Statement, or any amendments or supplements thereto, and all certificates, letters, instruments, applications and other documents which may be required to be filed with the Securities and Exchange Commission (the "Commission") with respect to the registration of the Exchange Offers, and to take any and all actions that any such officer(s) may deem necessary or desirable; and further

              RESOLVED, that upon the execution of the Registration Statement or any amendment thereto, including post-effective amendments, by directors and officers of the Company, as required by law, either in person or by a duly authorized attorney or attorneys, the proper officer(s) of the Company be, and each of them hereby is, authorized to cause the Registration Statement and any amendments thereto, including post-effective amendments, to be filed with the Commission and to execute and file all such instruments, make all such payments, and do such other acts and things as, in such officer(s) opinion, may be desirable or necessary in order to effect such filing, to cause the Registration Statement to become effective and to maintain the Registration Statement in effect for as long as such officer(s) deem it in the best interest of the Company; and further

              RESOLVED, that the appointment of Stephen T. Braun, as the Company's agent for service in connection with said Registration Statement and amendments thereto, is hereby approved, with such agent to have all powers enumerated in Rule 478 of the rules and regulations promulgated under the Act by the Commission; and further

              RESOLVED, that pursuant to the Exchange Offers, the New Securities be issued under the Indenture, dated as of December 15, 1993, between the Company and the First National Bank of Chicago, as Trustee (the "Indenture"); that the proper officers of the Company be, and each of them hereby is, authorized to execute and deliver, in similar manner, Indentures supplemental thereto approved by any Authorized Officer (the Indenture, as amended by any Indenture supplemental thereto as executed and delivered on behalf of the Company, being hereinafter referred to as an "Indenture"); and that the proper officers of the Company be, and each of them hereby is, authorized in the name of the Company to execute and deliver such other agreements, documents, certificates and instruments as such officer or officers may deem necessary or desirable in connection with the Indenture; and further

              RESOLVED, that, subject to the limitations set forth in these resolutions, any Authorized Officer may approve the form of the New Securities, provided that the form so approved shall be of the character described in the Indenture, that any Authorized Officer is authorized to execute, in the name and on behalf of the Company and under its corporate seal attested by its Secretary or one of its Assistant Secretaries, the New Securities of each issue in the principal amount thereof and with
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     such terms as shall have been determined by an Authorized Officer; that the signature of each of such officer on the New Securities may be manual or facsimile; that if any officers of the Company who sign or whose facsimile signatures shall appear on any New Securities cease to be such officers prior to their authentication or delivery, the New Securities so signed bearing such facsimile signatures shall nevertheless be valid; that the proper officers of the Company be, and each of them hereby is, authorized and directed to deliver or cause to be delivered such New Securities to the trustee under the Indenture for authentication and delivery pursuant to the provisions of Indenture in the principal amount thereof as shall have been determined by any Authorized Officer and in accordance with the provisions of the Indenture; and that upon the authentication of the New Securities of each issue by the trustee under the Indenture, such trustee, is authorized to deliver such New Securities as instructed by the proper officers of the Company; and further

              RESOLVED, that any Authorized Officer is, authorized to execute and deliver, in the name and on behalf of the Company, a Dealer-Manager Agreement, or a similar agreement, in such form as is approved by any Authorized Officer, with its Dealer-Manager, in connection with the Exchange Offer and each issuance of the New Securities, with such changes therein as the officer executing the same may approve, such execution to be conclusive evidence of such approval (each such Agreement, or similar agreement as executed and delivered on behalf of the Company, together with such Dealer-Manager agreement being hereinafter referred to as a "Dealer-Manager Agreement"); and further

              RESOLVED, that it is desirable and in the best interest of the Company that its New Securities be qualified or registered for sale in various states; that an Authorized Officer or any Vice President and the Secretary or an Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

              RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to make applications to such securities exchanges as such officer acting shall deem necessary or appropriate for the listing thereon of any issue of New Securities or the delisting of any issue of the Old Securities and that each such officer, or such other person as such officer may designate in writing is authorized to appear before any officials or before any body of any such exchange and to execute and deliver any and all papers
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     and agreements, specifically including, without limitation, indemnity agreements for the benefit of any such exchange relating to the use of facsimile signatures, and to do any and all things which may be necessary to effect such listing or delisting; and further

              RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to enter into such arrangements with the Depository Trust Company as such officer shall deem appropriate for the purpose of facilitating the use of a "book entry" registration and transfer system for the New Securities; and

              FURTHER RESOLVED, that the proper officers of the Company, and each of them hereby is, authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things, and to make, execute and deliver, or cause to be made, executed and delivered all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions, including the performance of the obligations of the Company under the Dealer-Manager Agreement, the Indenture, the New Securities, any Registration Statement or any other agreement referred to herein or necessitated hereby.

     Witness the signatures of the undersigned, who are all of the members of the Board of Directors of the Company as of the date first written above.





   /S/ THOMAS F. FRIST, JR., M.D.            /S/ DARLA D. MOORE




   /S/ RICHARD L. SCOTT                      /S/ RODMAN W. MOORHEAD III



   /S/ MAGDALENA AVERHOFF, M.D.              /S/ CARL F. POLLARD




   /S/ J. DAVID GRISSOM                      /S/ CARL E. REICHARDT
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   /S/ CHARLES J. KANE                       /S/ FRANK S. ROYAL, M.D.




   /S/ JOHN W. LANDRUM                       /S/ ROBERT D. WALTER




   /S/ T. MICHAEL LONG                       /S/ WILLIAM T. YOUNG